EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary (1)(2)(3)	State or Country of Organization
Beijing Kang Jie Kong International Cargo Agent Co., Ltd.	People's Republic of China
Cargo Signal Solutions, LLC	Washington
ECI Taiwan Co., Ltd.	Taiwan
EI Freight (U.S.A.), Inc.	Illinois
EIF SDN. BHD.	Malaysia
Expeditors (Bangladesh), Ltd.	Bangladesh
Expeditors (China) Co., Ltd.	People's Republic of China
Expeditors (Malaysia) Sdn. Bhd.	Malaysia
Expeditors (Portugal) Transitarios Internacionais, Lda.	Portugal
Expeditors (Thailand) Ltd. (4)	Thailand
Expeditors Aduanas Peru S.A.C.	Peru
Expeditors Argentina S.A.	Argentina
Expeditors Assurance of Vermont, Inc.	Vermont
Expeditors Cambodia Ltd.	Cambodia
Expeditors Canada, Inc.	Canada
Expeditors Cargo Insurance Brokers Agente de Seguros, S.A. de C.V.	Mexico
Expeditors Cargo Insurance Brokers B.V.	Netherlands
Expeditors Cargo Insurance Brokers, Inc.	Washington
Expeditors Chile Transportes Internacionales Limitada	Chile
Expeditors de Colombia Ltda.	Colombia
Expeditors Denmark ApS	Denmark
Expeditors Dominicana SAS	Dominican Republic
Expeditors Egypt S.A.E.	Egypt
Expeditors Finland Oy	Finland
Expeditors Guatemala S.A.	Guatemala
Expeditors Hong Kong Limited	China
Expeditors International - Lebanon (s.a.l.)	Lebanon
Expeditors International (India) Pvt. Ltd.	India
Expeditors International (NZ) Ltd.	New Zealand
Expeditors International (Puerto Rico) Inc.	Puerto Rico
Expeditors International (UK) Ltd.	United Kingdom
Expeditors International B.V.	Netherlands
Expeditors International Bahrain (SPC)	Bahrain
Expeditors International Cargo Co. Ltd.	Saudi Arabia
Expeditors International CR s.r.o.	Czech Republic
Expeditors International de Mexico, S.A. de C.V.	Mexico
Expeditors International de Uruguay S.A.	Uruguay
Expeditors International do Brasil Ltda.	Brazil
Expeditors International E.I. (Switzerland) Sagl	Switzerland
Expeditors International España, S.A.	Spain
Expeditors International Forwarding and Clearing (Abu Dhabi) LLC	United Arab Emirates
Expeditors International Forwarding and Clearing, LLC	United Arab Emirates
Expeditors International France S.A.S.	France
Expeditors International GmbH	Germany
Expeditors International Hellas A.E.	Greece
Expeditors International Hungary Kft	Hungary
Expeditors International Italia srl	Italy
Expeditors International-Jordan	Jordan
Expeditors International Company W.L.L. (6)	Kuwait

Expeditors International Norway AS	Norway
Expeditors International NV	Belgium
Expeditors International Ocean, Inc.	Delaware
Expeditors International Pakistan (Private) Limited (7)	Pakistan
Expeditors International Pty. Limited	Australia
Expeditors International Romania S.R.L.	Romania
Expeditors International S.A.L.	Lebanon
Expeditors International SA (Proprietary) Limited	South Africa
Expeditors International Sverige AB	Sweden
Expeditors International Tasimacilik ve Ticaret As (5)	Turkey
Expeditors International Trading (Shanghai) Co., Ltd.	People's Republic of China
Expeditors Ireland Limited	Ireland
Expeditors Japan KK	Japan
Expeditors Korea Ltd.	South Korea
Expeditors Lithuania, UAB	Lithuania
Expeditors LLC	Oman
Expeditors Mar y Tierra S.A.	Costa Rica
Expeditors Panama Logistics Services, Inc.	Panama
Expeditors Peru SAC	Peru
Expeditors Philippines, Inc.	Philippines
Expeditors Polska Sp. z o. o.	Poland
Expeditors Qatar LLC	Qatar
Expeditors Singapore Pte Ltd	Singapore
Expeditors Speditionsges.m.b.H.	Austria
Expeditors TradeWin, LLC	Washington
Expeditors Vietnam Company Limited	Vietnam
P.T. Expeditors Indonesia	Indonesia

(1)
For purposes of this list, if Expeditors owns directly or indirectly a controlling interest in the voting securities of any entity or if Expeditors has unilateral control over the assets and operations of any entity, such entity is deemed to be a subsidiary. Except as otherwise noted, Expeditors has 100% controlling interest in subsidiary operations. With respect to certain companies, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in Expeditors' ownership percentage.

(2)	Each subsidiary does business in its own name and in the name of Expeditors.

(3)	The names of other subsidiaries have been omitted from the above list since, considered in the aggregate, they would not constitute a significant subsidiary.

(4)	Expeditors has 99.5% controlling interest in subsidiary.

(5)	Expeditors has 75% controlling interest in subsidiary.

(6)	Expeditors has 61% controlling interest in subsidiary.

(7)	Expeditors has 80% controlling interest in subsidiary.